                                                                   Exhibit 21.1


                    Subsidiaries of Oplink Communications, Inc.


            BUSINESS NAME                       JURISDICTION OF INCORPORATION
      --------------------------                -----------------------------
      Beijing Oplink Communications, Inc.               Beijing, China

      Fuzhou Oplink Communications, Inc.                Fuzhou, China

      Telelight Communication Inc.                      California, United States

      Zhuhai Free Trade Zone Oplink                     Zhuhai, China
      Communications, Inc.

      Zhuhai Oplink Communications, Inc.                Zhuhai, China























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